Exhibit 99.1

Internationally Recognized Top Neurosurgeon Joins the Medical Advisory Board of Oncotelic

AGOURA HILLS, California, July 16, 2019 — Oncotelic Inc. (“Oncotelic”), a wholly owned subsidiary of Mateon Therapeutics Inc. (OTCQB:MATN) dedicated to development of innovative treatments for cancer, announced today that Dr. John H. Sampson, an internationally recognized neurosurgeon and clinical scholar with deep knowledge and experience in treatment of brain tumors, has joined its Medical Advisory Board (MAB). Dr. Sampson will provide expert advice and strategic guidance to advance the clinical development of the lead anti-brain tumor drug candidate of Oncotelic.

“I very much look forward to working with Dr. Sampson to diligently advance our clinical trial program for brain tumors with the vision of bringing a new and effective treatment option to adult and pediatric patients with recurrent or refractory high grade gliomas, including pediatric patients with diffuse intrinsic pontine glioma (DIPG) (WHO Grade IV) who are in urgent need for therapeutic innovations.” said Dr. Fatih Uckun, MD, PhD the Chief Medical Officer of Oncotelic and Mateon who is responsible for the clinical development of the drug portfolio. “The durable objective responses achieved in patients with recurrent/refractory high-grade gliomas, including GBM (WHO Grade 4) and AA (WHO Grade 3) during the Phase II clinical study of our lead compound OT-101 contribute to our optimism that new treatment strategies leveraging this first-in-class RNA therapeutic may favorably change the therapeutic landscape for difficult-to-treat brain tumors”, he added.

Dr. Vuong Trieu, Ph.D., co-founder, President and Chief Executive Officer of Oncotelic stated: “Dr. Sampson embodies Oncotelic’s core values: dedication to patients, passion for science, and excellence in execution. We are very proud that Dr. Sampson has joined our MAB and I am delighted to have the opportunity to work with him”.

About Dr. John H. Sampson:

John H. Sampson, M.D., Ph.D., is the Robert H. and Gloria Wilkins Distinguished Professor and Chair of the Department of Neurosurgery at Duke University School of Medicine as well as the Co-Leader of the Duke Cancer Institute’s Neuro-Oncology Program. He is an internationally recognized neurosurgeon and clinical scholar with deep knowledge and experience in development of new drugs and treatment strategies against brain tumors, including GBM.

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Dr. Sampson received his M.D. from the University of Manitoba (Canada) in 1990 and his Ph.D. in pathology from Duke University in 1990. He completed his clinical residency training in surgery and neurosurgery at Duke (1991-1998) and joined the Duke faculty in 1998. He also received Master of Health Science (MHS) (2007) and Master of Business Administration (MAB) (2011) degrees from Duke University. At Duke University, Dr. Sampson has been a Professor of Neurosurgery since 2009 and Chair of the Department of Neurosurgery since 2015. Dr. Sampson was named to the prestigious National Academy of Medicine in 2017 and is a member of the Association of American Physicians (AAP). In April 2018 he was elected president of the Private Diagnostic Clinic, Duke’s physician practice with 1,650 members.

Dr. Sampson is a recognized leader in the surgical resection and experimental treatment of complex brain tumors. His clinical practice is focused on treating patients with both benign and malignant brain tumors, while his research laboratory is actively investigating immunotherapy and new modalities of precision drug delivery to brain tumor tissue while avoiding healthy tissue. He is a neurosurgeon-scientist who develops novel drugs for patients with brain tumors and focuses on the development, translation, and mechanistic understanding of immunotherapies. His research led to the development of a vaccine against a common mutation in brain tumors that was given Breakthrough Therapy Designation by the FDA after it was shown to extend survival in patients with glioblastoma multiforme, the most lethal form of brain cancer. Dr. Sampson has published more than 200 peer-reviewed articles in high impact journals such as Nature, JAMA, and the Proceedings of the National Academy of Sciences, and has been an editorial board member for all major journals in the field. His recent publications in the official journals of the American Association of Cancer Research have provided important scientific and clinical insights and guidance about how to activate the immune system against brain cancer. He has published on the best treatment options for advanced stage cancer patients with brain metastases. Dr. Sampson has been continuously funded by the National Institutes of Health (NIH) for 20 years. He is the principal investigator of the Duke SPORE in Brain Cancer grant from the Specialized Programs of Research Excellence (SPORE) program of the National Cancer Institute. He also is the recipient of a prestigious 5-year grant award from NIH for further development of a brain tumor vaccine.

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About Oncotelic Inc.

Oncotelic is a wholly owned subsidiary of Mateon Therapeutics Inc. (OTCQB: MATN) an immune-oncology company dedicated to the development of first in class RNA therapeutics as well as small molecule drugs against cancer. OT-101, the lead immune-oncology drug candidate of Oncotelic, is a first-in-class RNA therapeutic targeting TGF beta that exhibited single agent activity in some relapsed/refractory cancer patients in clinical trial settings. The founding team of Oncotelic was responsible for the development of Abraxane as chemotherapeutic agents for breast, lung, melanoma, and pancreatic cancer. Abraxane was approved in 2005 and has $1B in sales annually and Cynviloq,a next generation Abraxane, was acquired by NantPharma for $1.9B. Oncotelic will leverage its deep expertise in oncology and RNA therapeutic drug development to improve treatment outcomes and survival of cancer patients. For more information, please visit www.oncotelic.com.

About Oncotelic’s Lead Product Candidate, OT-101

High-grade gliomas (HGG) are characterized by a T-cell exhaustion signature and pronounced T-cell hyporesponsiveness of their tumor microenvironment (TME). Transforming growth factor beta 2 (TGFB2) has been implicated as a key contributor to the immunosuppressive landscape of the TME in HGG. OT-101, a TGFB2-specific first-in-class RNA therapeutic designed to abrogate the immunosuppressive actions of TGFB2. In a completed Phase 2 clinical study, OT-101 exhibited clinically meaningful single-agent activity and induces durable complete and partial responses in recurrent and refractory adult HGG patients, including young adults with GBM or AA.

Oncotelic’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Words such as “may”, “expect”, “anticipate” “hope”, “vision”, “optimism”, “design”, “exciting”, “promising”, “will”, “conviction”, “estimate,” “intend,” “believe” and similar expressions are intended to identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about future plans, the progress, timing, clinical development, scope and success of future clinical trials, the reporting of clinical data for the company’s product candidates and the potential use of the company’s product candidates to treat various cancer indications. Each of these forward-looking statements involves risks and uncertainties and actual results may differ materially from these forward-looking statements. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. These risks are not exhaustive, the company faces known and unknown risks, including the risk factors described in the company’s annual report on Form 10-K filed with the SEC on April 10, 2019 and in the company’s other periodic filings. Forward-looking statements are based on expectations and assumptions as of the date of this press release. Except as required by law, the company does not assume any obligation to update forward-looking statements contained herein to reflect any change in expectations, whether as a result of new information future events, or otherwise.

Contact Information:

Amit Shah

Email: ashah@oncotelic.com

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